Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura J. Wakeley (717) 291-2616

Fulton Financial Corporation declares and accelerates payment of quarterly cash dividend

(December 10, 2012) -- LANCASTER, Pa. -- Fulton Financial Corporation (Nasdaq: FULT) will pay a quarterly cash dividend of eight cents per share on its common stock on December 27, 2012 to shareholders of record as of December 20, 2012.
“Fulton Financial has historically announced a quarterly cash dividend in December that is paid in January of the following year,” said R. Scott Smith, Jr., chairman and chief executive officer. “Given the continued federal fiscal discussions and the uncertainty around the tax treatment of dividends in 2013, we decided to accelerate the payment of the January 2013 quarterly cash dividend into the fourth quarter of 2012.”
Fulton Financial Corporation, a $16.3 billion Lancaster, Pa.-based financial holding company, has over 3,800 employees and operates more than 270 branches in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through six subsidiary banks.
Additional information on Fulton Financial Corporation can be found on the Internet at www.fult.com.
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